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                                  EXHIBIT 24.2

                         CERTIFIED RESOLUTIONS OF BOARD
                     OF DIRECTORS OF EMERALD FINANCIAL CORP.




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                                  CERTIFICATION
                                  -------------



         I, Paula M. Dewey, hereby certify that I am the Secretary of Emerald Financial Corp., a corporation duly organized under the laws of the State of Ohio, that I have in my possession the corporate records regarding the Corporation, and that attached hereto is a true and correct copy of the resolution duly adopted by the Board of Directors of such Corporation at a meeting thereof duly called and held on May 20, 1998, at which meeting a quorum of the Board was present throughout, and that such resolutions have not been rescinded and are in full force and effect.

         IN WITNESS THEREOF, the undersigned has hereunto put her hand and the seal of this Corporation on this 20th day of May, 1998.




                                                 /s/Paula M. Dewey
                                                 -------------------------------
                                                 Paula M. Dewey
                                                 Secretary
                                                 EMERALD FINANCIAL CORP.






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Resolutions adopted by the Board of Directors of Emerald Financial Corp. on May
20, 1998.

         RESOLVED, that Emerald Financial Corp.'s (the "Corporation") Dividend Reinvestment Plan be (a) eliminated for shareholders of record as of May 25, 1998 and (b) replaced with the Dividend Reinvestment and Stock Purchase Plan (the "Plan") in the form attached hereto, which Plan permits the following: partial or whole reinvestment of dividends, an optional cash purchase feature operating independently of dividend reinvestment participation (with a minimum optional cash payment of $10.00 and a maximum optional cash payment of $25,000 per calendar year) and share safekeeping services, and such other terms as the officers of the Corporation deem necessary or advisable.

         FURTHER RESOLVED, that the Plan become effective for shareholders of record May 25, 1998 and that the National City Bank is hereby authorized to serve as the Corporation's agent to administer the Plan.

         FURTHER RESOLVED, that the officers of the Corporation be and each of them is hereby authorized to approve amendments to the Plan, as authorized above, together with any other related or corresponding amendments to the Plan that such officer may determine to be necessary or desirable.

         FURTHER RESOLVED, that the Corporation is hereby authorized to issue and sell up to 30,000 Common Shares pursuant to the Plan.

         FURTHER RESOLVED, that the officers of the Corporation be and each of them is hereby authorized, for and on behalf of the Corporation, to prepare or cause to be prepared and to execute and file with the Securities and Exchange Commission (the "Commission") such registration statements or amendments to existing registration statements (on such form or forms as are applicable) under the Securities Act of 1933, as amended (the "1933 Act"), and to do or cause to be done all things necessary or advisable to effect registration under the 1933 Act of the Common Shares authorized above to be issued and sold under the Plan.

         FURTHER RESOLVED, that Thomas P. Perciak, President and Chief Executive Officer and John F. Ziegler, Executive Vice President and Chief Financial Officer, and each of them, each with full power to act without the other, are hereby appointed as the attorney-in-fact of the Corporation, with full power of substitution and resubstitution, for and in the name, place, and stead of the Corporation, to sign and file: (A) any and all registration statements on Form S-3, or such other forms as may be appropriate and such amendments as may be, in their judgement, appropriate, with respect to the Common Shares or other securities issuable pursuant to the above resolutions, (B) any and all amendments, post-effective amendments, and exhibits thereto, and (C) any and all applications and other documents to be filed with the Commission pertaining to such securities or such registrations, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to effect such registrations, and that such individuals be and each of them are hereby authorized and directed, for and on behalf of the Corporation, to execute a power of attorney evidencing the foregoing appointment of attorney.

         FURTHER RESOLVED, that the officers of the Corporation are hereby authorized in connection with the proposed offering of the Common Shares, to take any action which they may deem necessary or advisable to effect the registration or qualification (or exemption therefrom) of such Common Shares under the securities or blue sky laws of any of the States of the United States of America to carry out such offering, and, in connection therewith, to execute, acknowledge, verify, deliver, file, and publish all such applications, reports, notices, and other papers and instruments, to post bonds or otherwise give security as may be required under such laws, and to take all such further action as any of them may deem necessary or advisable to maintain such registration or qualification or exemption therefrom for as long as they may deem necessary or required by law.



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         FURTHER RESOLVED, that the officers of the Corporation are hereby authorized to execute and file irrevocable written consents to service of process in all States of the United States of America where such consents may be requisite or advisable under the securities law thereof in connection with the registration, qualification, or exemption of the Common Shares and to appoint the appropriate person as agent of the Corporation for the purpose of receiving and accepting process.

         FURTHER RESOLVED, that any form of additional resolution relating to any of the foregoing resolutions appropriate to or required by law, regulation, or a regulatory agency, be and it is hereby adopted and that the Secretary of the Corporation be and each of them are hereby authorized to certify as having been adopted by this Board such form of authorizing resolution required in accordance with the foregoing, provided that a copy of each form of resolution so certified shall be attached to the minutes to this meeting.

         FURTHER RESOLVED, that the officers of the Corporation be and each of them is hereby authorized to execute any and all additional documents and take any and all additional action necessary to carry out the provisions of the foregoing resolutions.